UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

Star Holdings

(Exact name of registrant as specified in its charter)

Maryland	001-41572	37-6762818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1114 Avenue of the Americas 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, $0.001 par value	STHO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on March 31, 2023 of a series of reorganization and separation transactions (collectively, the “Spin-Off”) in accordance with the terms of a Separation and Distribution Agreement (the “Separation and Distribution Agreement”), dated as of March 31, 2023, by and between iStar Inc., a Maryland corporation ("iStar"), and Star Holdings, a Maryland statutory trust ("Star Holdings"). To effectuate the Spin-Off: (i) iStar contributed its remaining legacy non-ground lease assets, 13,522,651 shares of common stock of Safehold Inc. (the "Safe Shares") and certain other assets to Star Holdings; and (ii) iStar distributed 100% of the common shares of beneficial interest in Star Holdings to holders of common stock of iStar ("iStar Common Stock") by way of a pro rata distribution of 0.153 common shares of Star Holdings for each outstanding share of iStar Common Stock held on the record date of the distribution. The Spin-Off is more fully described in the preliminary information statement included as Exhibit 99.1 to Star Holdings' Registration Statement on Form 10 (File No. 001-41572) initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 16, 2022 (the “Form 10”), the final version of which was included as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on March 22, 2023 (the “Information Statement”).

The Spin-Off became effective at 12:02 a.m., Eastern Time, on March 31, 2023 (the “Spin-Off Effective Time”). Following the Spin-Off, Star Holdings became an independent, publicly traded company. Star Holdings' common shares commenced regular-way trading on the Nasdaq Global Market (the “Nasdaq”) under the symbol “STHO” on March 31, 2023. Shortly after the Spin-Off, iStar completed its previously-announced merger (the "Merger") with Safehold Inc., a Maryland corporation ("Old Safe'"), pursuant to the Agreement and Plan of Merger, dated as of August 10, 2022 (the “Merger Agreement”), by and between iStar and Old SAFE. In the Merger, Old SAFE merged with and into iStar, and iStar continued as the surviving corporation and changed its name to “Safehold Inc.” ("New Safe").

Item 1.01.	Entry into a Material Definitive Agreement

Separation and Distribution Agreement, Management Agreement, Governance Agreement and Registration Rights Agreement

On March 31, 2023, in connection with the Spin-Off, Star Holdings entered into the Separation and Distribution Agreement, a management agreement with Safehold Management Services Inc., a subsidiary of New Safe (the "Management Agreement"), a governance Agreement with New Safe (the "Governance Agreement"), and a registration rights agreement with New Safe (the "Registration Rights Agreement").

Separation and Distribution Agreement

The Separation and Distribution Agreement provides for, among other things, the principal corporate transactions required to effect the Spin-Off and provisions governing Star Holdings' relationship with New Safe with respect to and following the Spin-Off. The Separation and Distribution Agreement includes provisions allocating assets and liabilities between Star Holdings and New Safe and various post-closing covenants relating to, among other things, the treatment of the parties’ insurance policies, information sharing and other operational matters. The Separation and Distribution Agreement includes a mutual release by Star Holdings, on the one hand, and New Safe, on the other hand, of the other party from certain specified liabilities, as well as mutual indemnification covenants pursuant to which Star Holdings and New Safe have agreed to indemnify each other from certain specified liabilities.

A summary of the material terms of the Separation and Distribution Agreement is set forth in the Information Statement under the caption “The Spin-Off—The Separation and Distribution Agreement” and is incorporated by reference herein. The description of the Separation and Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Distribution Agreement, which is attached as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Management Agreement

Star Holdings entered into the Management Agreement with Safehold Management Services Inc., a subsidiary of New Safe. The Management Agreement requires the manager to manage Star Holdings' assets and its and its subsidiaries’ day-to-day operations, subject to the supervision of Board of Trustees of Star Holdings (the “Board”). Pursuant to the Management Agreement, the manager is required to provide Star Holdings with a management team, including a chief executive officer, a chief financial officer and a chief compliance officer, along with support personnel, to provide the management services to be provided by the manager to Star Holdings. The manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of the Board in following or declining to follow its advice or recommendations.

The initial term of the Management Agreement will expire on the first anniversary of the date of the Management Agreement and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated pursuant to the terms thereof. Star Holdings will pay the manager fixed cash management fees of $25.0 million, $15.0 million, $10.0 million and $5.0 million, respectively, in each of the initial four annual terms of the Management Agreement and 2.0% of the gross book value of Star Holdings’ assets excluding shares of New Safe common stock for each annual term thereafter, and will reimburse the manager for third party expenses incurred in connection with its services.

A summary of the material terms of the Management Agreement is set forth in the Information Statement under the caption “Our Manager and the Management Agreement—Management Agreement” and is incorporated by reference herein. The description of the Management Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Management Agreement, which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Governance Agreement

Star Holdings entered into the Governance Agreement with New Safe, in order to establish various arrangements and restrictions with respect to the governance of New Safe, and certain rights and restrictions with respect to shares of New Safe common stock owned by Star Holdings. Pursuant to the Governance Agreement, Star Holdings and any of its directly or indirectly wholly owned subsidiaries will not be able to transfer any securities of New Safe on or before the nine-month anniversary of the date of the Governance Agreement, subject to certain exceptions. In addition, during a specified "restrictive period" (as such term is defined in the Governance Agreement), Star Holdings has agreed to vote all shares of New Safe common stock owned by Star Holdings in accordance with the recommendations of New Safe's board of directors and has granted a proxy to New Safe's board of directors for this purpose. During the restrictive period, Star Holdings will also be subject to customary standstill restrictions with respect to New Safe.

A summary of the material terms of the Governance Agreement is set forth in the Information Statement under the caption “Certain Relationships and Related Person Transactions—Agreements with Safe―Governance Agreement” and is incorporated by reference herein. The description of the Governance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Governance Agreement, which is attached as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Registration Rights Agreement

Under the Registration Rights Agreement, New Safe has agreed to (i) register Star Holdings' shares of New Safe common stock and the other registrable securities for resale by filing and maintaining a shelf registration statement; (ii) file a registration statement covering Star Holdings' shares of New Safe common stock and other registrable securities pursuant to the demand right and (iii) allow Star Holdings to piggyback on certain other registration statements filed by New Safe. Star Holdings may use the registration rights to sell its shares of New Safe common stock in underwritten offerings, block trades and other methods of distribution. Star Holdings will be subject to certain suspension and lockup obligations. Star Holdings' registration rights will end, among other times, when it owns less than 2% of New Safe's outstanding common stock and is able to sell all of the shares of New Safe common stock pursuant to Rule 144(b) without restriction.

A summary of the material terms of the Registration Rights Agreement is set forth in the Information Statement under the caption “Certain Relationships and Related Person Transactions—Agreements with Safe―Registration Rights Agreement” and is incorporated by reference herein. The description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Credit Agreements

SAFE Credit Facility

In connection with the Spin-Off, on March 31, 2023, Star Holdings, as borrower, entered into a credit agreement with New Safe for a secured term loan with an outstanding principal amount of $115 million, plus up to $25 million in incremental borrowing capacity for specified purposes (the "SAFE Credit Facility"). The SAFE Credit Facility matures on March 31, 2027.

Interest on borrowings under the SAFE Credit Facility is payable in cash or in kind; provided, that so long as no event of default has occurred and is continuing, Star Holdings may, at its option, elect that the interest for any two interest periods be paid-in-kind (any such period, a "SAFE Loan PIK Period"). Amounts outstanding under the SAFE Credit Facility accrue interest at a rate equal to (i) at any time during a SAFE Loan PIK Period, (x) 10.00% per annum, or (y) to the extent any loan remains outstanding under an incremental facility at such time, 12.00% per annum, as applicable, and (ii) at any time other than during a SAFE Loan PIK Period, (x) 8.00% per annum or (y) to the extent any loan remains outstanding under an Incremental Facility at such time, 10.00% per annum, as applicable. Amounts outstanding under the SAFE Credit Facility may be prepaid at any time, in whole or in part, without premium or penalty.

New Safe was paid a $550,000 commitment fee in connection with the SAFE Credit Facility. The SAFE Credit Facility is secured by a first priority pledge of the equity interests in certain subsidiaries of Star Holdings.

The SAFE Credit Facility requires that Star Holdings comply with various covenants, including, without limitation, covenants restricting, subject to certain exceptions, indebtedness, liens, investments, mergers, asset sales and the payment of certain dividends. Additionally, the SAFE Credit Facility includes customary representations and warranties as well as customary events of default, the occurrence of which, following any applicable grace period, would permit New Safe to, among other things, declare the principal, accrued interest and other obligations of Star Holdings under the SAFE Credit Facility to be immediately due and payable and foreclose on the collateral securing the SAFE Credit Facility.

The description of the Safe Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Safe Credit Facility, which is attached as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

Margin Loan Facility

Additionally, on March 31, 2023, STAR Investment Holdings SPV LLC, a Delaware limited liability company and wholly-owned subsidiary of Star Holdings ("STAR SPV"), as borrower, entered into a margin loan agreement (the "Margin Loan Agreement") providing for a three-year, $140.0 million senior secured margin loan facility (the "Margin Loan Facility"), with Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley & Co. LLC, as calculation agent, and Morgan Stanley Bank, N.A., as initial lender. STAR SPV drew the full amount of the Margin Loan Facility on March 31, 2023 and directed that approximately $88.0 million of the proceeds be applied to redeem iStar’s senior unsecured notes due 2024, 2025 and 2026. The Margin Loan Facility is initially secured by a first priority pledge of the Safe Shares.

Interest on the Margin Loan Facility is payable in cash; provided, that STAR SPV may, at its option, elect that the interest for any future interest period be paid-in-kind. Amounts outstanding under the Margin Loan Agreement accrue interest at a rate equal to term SOFR for a three-month tenor plus a spread. Amounts outstanding under the Margin Loan Agreement may be prepaid at any time upon prior notice, in whole or in part, subject to the payment of any applicable make-whole amount.

The Margin Loan Agreement requires that STAR SPV comply with various covenants, including, without limitation, covenants restricting, subject to certain exceptions, indebtedness, liens, investments and the payment of dividends. Additionally, the Margin Loan Agreement includes customary representations and warranties, events of default and other creditor protections for this type of facility. Upon the occurrence of certain events which are customary for this type of facility, STAR SPV may be required to prepay all amounts due under the Margin Loan Facility or post additional collateral in accordance with the Margin Loan Agreement and related agreements.

The description of the Margin Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Margin Loan Agreement, which is attached as Exhibit 10.5 to this Current Report and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information provided in the Introductory Note of this Current Report is incorporated herein by reference.

As more fully described in the Information Statement and Item 1.01 of this Current Report, the following transactions, among others, occurred prior to or at the time of the Spin-Off:

●	iStar and its subsidiaries contributed interests in the entities that own Star Holdings' assets to Star Holdings;

●	iStar contributed the Safe Shares to Star Holdings;

●	On March 30, 2023, Star Holdings issued 13,319,552 common shares to iStar;

●	On March 31, 2023, Star Holdings and STAR SPV, each as borrower, entered into the credit facilities described in Item 1.01 of this Current Report; and

●	iStar distributed all of the common shares of Star Holdings to the holders of iStar common stock as of the record date for Spin-Off.

As a result of these transactions, Star Holdings became an independent, publicly traded company. For more information, see “The Spin-Off—The Separation and Distribution Agreement—Transfer of Assets and Assumption of Liabilities” in the Information Statement, which is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in the Introductory Note, in Item 1.01 of this Current Report related to the credit facilities and Item 2.01 of this Current Report is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information provided in the Introductory Note and Item 2.01 of this Current Report is incorporated herein by reference.

The distribution of the common shares of Star Holdings described in Item 2.01 of this Current Report was exempt from registration under the Securities Act of 1933, as amended.

Item 5.01.	Change in Control of Registrant.

The information provided in the Introductory Note and Item 2.01 of this Current Report is incorporated herein by reference.

At the Spin-Off Effective Time, iStar completed the distribution of Star Holdings common shares to the stockholders of iStar. Star Holdings is now an independent publicly traded company and its common shares trade on the Nasdaq under the symbol “STHO”.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Trustees

On March 31, 2023, immediately following the Spin-Off Effective Time, Jay Sugarman, the sole trustee of Star Holdings, resigned, the total number of the trustees on the Board was increased to three and each of Clifford De Souza, Nina Matis and Richard Lieb were appointed to serve as trustees on the Board until Star Holdings' 2024 annual meeting of shareholders and until their respective successors are duly elected and qualified. Ms. Matis was appointed Lead Trustee. The Audit Committee is comprised of Mr. De Souza (as chairperson), Ms. Matis and Mr. Lieb. The Compensation Committee is comprised of Ms. Matis (as chairperson), Mr. De Souza and Mr. Lieb. The Nominating and Governance Committee is comprised of Mr. Lieb (as chairperson), Mr. De Souza and Ms. Matis.

Except for the Separation and Distribution Agreement, there are no arrangements or understandings between any of the trustees of the Board, on one hand, and any other person on the other hand, pursuant to which he or she was selected to serve on the Board. There are no transactions in which any of the trustees of the Board has an interest requiring disclosure under Item 404(a) of Regulation S-K.

For more information regarding the trustees and the governance matters related to Star Holdings, see the information contained under the captions “Management—Board of Trustees Following the Spin-Off,” “Management—Committees of the Board of Trustees” and “Management—Corporate Governance” in the Information Statement, which is incorporated herein by reference.

Appointment of Executive Officers

On March 31, 2023, immediately following the Spin-Off Effective Time, each of the executive officers of Star Holdings resigned, and each of the following individuals was appointed to the following executive positions:

●	Jay Sugarman, as Chief Executive Officer

●	Marcos Alvarado, as President and Chief Investment Officer

●	Brett Asnas, as Chief Financial Officer

For more information regarding the executive officers, including biographical information, see the information contained under the caption “Management—Executive Officers Following the Spin-Off” in the Information Statement, which is incorporated herein by reference.

Indemnification Agreements

On March 31, 2023, Star Holdings entered into indemnification agreements with each of Star Holdings' executive officers and trustees providing for the indemnification of, and advancement of expenses to, each such person in connection with claims, suits or proceedings arising as a result of such person’s service as an officer or trustee of Star Holdings, substantially in the form filed as Exhibit 10.4 to the Form 10 (the “Indemnification Agreements”).

The above description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached as Exhibit 10.6 to this Current Report and is incorporated by reference herein.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated Declaration of Trust

On March 31, 2023, Star Holdings amended and restated its Declaration of Trust (the "Amended and Restated Declaration of Trust"). As further described in the Information Statement, the Amended and Restated Declaration of Trust, among other things, sets Star Holdings' authorized shares to 200,000,000 common shares of beneficial interests, $0.001 par value per share, and 30,000,000 preferred shares of beneficial interest, $0.001 par value per share. Except as may otherwise be specified in the Amended and Restated Declaration of Trust, each outstanding common share entitles the holder thereof to one vote on all matters on which the holders of common shares are entitled to vote, including the election of trustee.

The foregoing description of the Amended and Restated Declaration of Trust does not purport to be complete and is qualified in all respects by the full text of the Amended and Restated Declaration of Trust, which is attached as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Amended and Restated Bylaws

On March 31, 2023, the Board adopted the Star Holdings' Amended and Restated Bylaws (the “Amended and Restated Bylaws”). As further described in the Information Statement, the Amended and Restated Bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to the Board and the proposal of other business to be considered by shareholders may be made only (i) pursuant to the notice of the meeting, (ii) by or at the direction of the Board or (iii) by a shareholder who is a shareholder of record at the record date set by the Board for the purpose of determining shareholders entitled to vote at the annual meeting, at the time of giving the notice required by the Amended and Restated Bylaws and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice provisions set forth in the Amended and Restated Bylaws. The Amended and Restated Bylaws contain other provisions regarding the governance of Star Holdings.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in all respects by the full text of the Amended and Restated Bylaws, which is attached as Exhibit 3.2 to this Current Report and is incorporated by reference herein.

Item 8.01	Other Events

Star Holdings reported that the aggregate gross real estate value of the assets contributed by iStar to Star Holdings in the Spin-Off was $357.9 million, based on gross real estate values as of December 31, 2022. These assets include Asbury Park Waterfront ($193.9 million gross real estate value), Magnolia Green ($97.3 million gross real estate value) and Coney Island Bath Site ($26.3 million gross real estate value). The balance of the assets are comprised of assets in Star Holdings' monetizing portfolio. For more information, please refer to the Information Statement under the caption "Business and Properties."

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated as of March 31, 2023, by and between iStar Inc. and Star Holdings

3.1	Amended and Restated Declaration of Trust of Star Holdings

3.2	Amended and Restated Bylaws of Star Holdings

10.1	Management Agreement, dated as of March 31, 2023, by and between Star Holdings and Safehold Management Services Inc.

10.2	Governance Agreement, dated as of March 31, 2023, by and between Safehold Inc. and Star Holdings

10.3	Registration Rights Agreement, dated as of March 31, 2023, by and between Safehold Inc. and Star Holdings

10.4	Amended and Restated Credit Agreement, dated as of March 31, 2023, by and between Safehold Inc. and Star Holdings

10.5	Margin Loan Agreement, dated as of March 31, 2023, by and among Star Investment Holdings SPV LLC, Morgan Stanley Bank, N.A., Morgan Stanley Senior Funding, Inc. and Morgan Stanley & Co. LLC.

10.6	Form of Indemnification Agreement

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2023

Star Holdings

By:	/s/ Jay Sugarman
Name: Jay Sugarman
Title: Chief Executive Officer